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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2005

LEVITT CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	001-31931	11-3675068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Boulevard, Fort Lauderdale, Florida		33304

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 760-5200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Effective January 23, 2005, Alan J. Levy was appointed to the Board of Directors of the Company by the unanimous vote of the Company’s directors. Mr. Levy, age 64, has been the founder, President and Chief Executive Officer of Great American Farms, Inc., an agricultural company involved in the farming, marketing and distribution of a variety of fruits, vegetables and meat products, since 1980. The Board of Directors of the Company has determined that Mr. Levy is an independent director within the meaning of the listing standards of the New York Stock Exchange. Mr. Levy was appointed to the Compensation and the Nominating and Corporate Governance committees of the Board of Directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVITT CORPORATION
Date: January 24, 2005	By:	/s/ George P. Scanlon
		Name:	George P. Scanlon
		Title:	Chief Financial Officer

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